UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240. 14a-12

N2OFF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT OF N2OFF, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2024

On September 19, 2024, N2OFF, Inc. (“N2OFF,” “we,” “us,” “our,” and the “Company”) filed a definitive proxy statement (the “Proxy Statement”) and the related proxy card (the “Proxy Card”) relating to the Company’s Annual Meeting of Stockholders to be held on Wednesday, November 13, 2024, at 4:30 p.m., Israel time (9:30 a.m. EST), at the offices of the Company’s legal counsel, Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel (the “Annual Meeting”).

On November 11, 2024, the Board of Directors of the Company approved an amendment of the Company’s Amended and Restated Bylaws to reduce the quorum needed for stockholder meetings to one-third (33.33%) of the shares issued and outstanding and entitled to vote at a meeting of stockholders. The quorum requirement is to be applied to the quorum requirements at the Annual Meeting.

If you have voted by proxy already, your vote will be counted – there is no need to take any further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Proxy Statement for the Annual Meeting.

This document supplements the Proxy Statement for the Annual Meeting to reflect the new quorum requirement applicable to the Annual Meeting.

Accordingly, the Proxy Statement is hereby supplemented as follows:

The following text replaces, in its entirety, the paragraph under the heading “What is the quorum requirement” on page 2 of the Proxy Statement:

What is the quorum requirement?

The presence, in person or by proxy, of the holders of not less than one-third (33.33%) of the shares of the stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders representing a majority of the voting power present at the Annual Meeting, in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement or the Proxy Card and they continue to be in full force and effect as originally filed and the Board of Directors continues to seek the vote of Company stockholders to be voted on at the Annual Meeting as recommended in the original filing. This supplement to the Proxy Statement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This supplement to the Proxy Statement should be read in conjunction with the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote. If you would like to change or revoke your prior vote, please refer to the paragraph under the heading “Can I change my vote?” on page 5 in the Proxy Statement for instructions on how to do so.

This supplement to the Proxy Statement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

November 12, 2024